Exhibit 4.8

WARRANT AGREEMENT

BETWEEN

WAVE2WAVE COMMUNICATIONS, INC.

AND

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

DATED AS OF _____________, 2010

          This Agreement, dated as of __________, 2010, is between Wave2Wave Communications, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”).

          The Company, at or about the time that it is entering into this Agreement, proposes to issue and sell up to _______ shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), and up to __________ warrants, each to purchase one share of the Common Stock (“Warrant”) pursuant to an effective registration statement, SEC File No. 333-164791.

          The Company also proposes to issue to Aegis Capital Corp. (the “Underwriter”) warrants to purchase up to _______ additional shares of Common Stock and _________ additional Warrants.

          The Company wishes to retain the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exercise, redemption, exchange and replacement of the Warrants and the certificates evidencing the Warrants to be issued under this Agreement.

          The Company and the Warrant Agent wish to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof (“Warrantholders”) and to set forth the respective rights and obligations of the Company and the Warrant Agent. Each Warrantholder is an intended beneficiary of this Agreement with respect to the rights of Warrantholders herein.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1. Appointment of Warrant Agent

          The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions in this Agreement and the Warrant Agent accepts such appointment.

SECTION 2. Date, Denomination and Execution of Warrant Certificates

          The Warrants shall be issuable in book-entry (“Book Entry Warrant Certificates”) or in physical form (“Warrant Certificates”) (and the Form of Election to Purchase and the Form of Assignment to be printed on the reverse thereof) and the Warrant Certificates shall be substantially of the tenor and purport recited in Exhibit A, and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, or with any rule or regulation made pursuant thereto, or with any rule or regulation of the Depository Trust Company or any stock exchange on which the Common Stock, or the Warrants may be listed, or to conform to usage. Each Warrant Certificate shall entitle the registered holder thereof, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase, on or before the close of business on [five years], 2015 (the “Expiration Date”), one fully paid and non-assessable share of Common Stock for each Warrant evidenced by such Warrant Certificate for $4.40. The exercise price of the Warrants (the “Exercise Price”) is subject to adjustments as provided in Section 6 hereof. Each Warrant Certificate issued as described in the recitals, above, shall be dated _______, 2010; each other Warrant Certificate shall be dated the date on which the Warrant Agent receives valid issuance instructions from the Company or a transferring holder of a Warrant Certificate or, if such instructions specify another date, such other date. Wherever in this Warrant Agreement, reference is made to delivery of a Warrant Certificate, such reference shall also include delivery of notice from the Depository or a Participant (as defined below) of the transfer or exercise of Warrant held in Book Entry form.

          The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. All of the Warrants shall initially be represented by one or more Book-Entry Warrant Certificates deposited with the Depository Trust Company (the “Depository”) and registered in the name of [_________], a nominee of the Depository. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Depository or its nominee for each Book-Entry Warrant Certificate, or (ii) institutions that have accounts with the Depository (such institution, with respect to a Warrant in its account, a “Participant”).

          If the Depository subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depository to deliver to the Warrant Agent for cancellation each Book-Entry Warrant Certificate, and the Company shall instruct the Warrant Agent to deliver to the Depository definitive certificates representing the Warrants in physical form evidencing such Warrants. Such definitive Warrant Certificates shall be in the form annexed hereto as Exhibit A, with appropriate insertions, modifications, and omissions, as provided above.

          For purposes of this Agreement, the term “close of business” on any given date shall mean 5:00 p.m., Eastern time, on such date; provided, however, that if such date is not a business day, it shall mean 5:00 p.m., Eastern time, on the next succeeding business day. For purposes of this Agreement, the term “business day” shall mean any day other than a Saturday, Sunday, or a day on which the NYSE Amex (or banking institutions in the state in which the Warrant Agent maintains the principal office in which it conducts business related to the Warrants) are authorized or obligated by law to be closed.

          Each Warrant Certificate shall be executed on behalf of the Company by its Chairperson of the Board of Directors or Vice Chairperson of the Board of Directors, or its Chief Executive Officer or its President or a Vice President, and by its Treasurer or an Assistant Treasurer, or its Secretary or an Assistant Secretary, either manually or by facsimile signature printed thereon, and have affixed thereto the Company’s seal or a facsimile thereof. Each Warrant Certificate shall be manually or by facsimile signature printed thereon countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any Warrant Certificate shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof by the Company, such Warrant Certificate, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company.

SECTION 3. Subsequent Issue of Warrant Certificates

          Subsequent to their original issuance, no Warrant Certificates shall be reissued nor Book Entry Warrant Certificates registered for transfer except: (i) Warrant Certificates issued upon transfer thereof in accordance with Section 4 hereof; (ii) Warrant Certificates issued upon any combination, split-up or exchange of Warrant Certificates pursuant to Section 4 hereof; (iii) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to Section 5 hereof; (iv) Warrant Certificates issued upon the partial exercise of Warrant Certificates pursuant to Section 7 hereof; and (v) Warrant Certificates issued to reflect any adjustment or change in the Exercise Price or the number or kind of shares purchasable thereunder pursuant to Section 23 hereof. The Warrant Agent is hereby irrevocably authorized to countersign and deliver, in accordance with the provisions of said Sections 4, 5, 7 and 23, the new Warrant Certificates required for purposes thereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purposes.

SECTION 4. Transfers and Exchanges of Warrant Certificates

          The Warrant Agent will keep or cause to be kept books for registration of ownership and transfer of the Warrant Certificates and Book Entry Warrant Certificates issued hereunder. Such registers shall show the names and addresses of the respective holders of the Warrant Certificates and Book Entry Warrant Certificates and the kind and number of Warrants evidenced by each such Warrant Certificate or Book Entry Warrant Certificate.

          The Warrant Agent shall, from time to time, register the transfer of any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender of the Warrant Certificate (or delivery of a duly completed Form of Assignment with respect to Book Entry Warrant Certificates) evidencing such Warrants, with the Form of Assignment duly filled in and executed with such signature guaranteed by a financial institution that is a member of a Securities Transfer Association approved medallion program, to the Warrant Agent at its offices located in _________________, at any time on or before the Expiration Date of such Warrant, and upon payment to the Warrant Agent for the account of the Company of an amount equal to any applicable transfer tax. Payment of the amount of such tax may be made in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company.

          Upon receipt of a Warrant Certificate, with the Form of Assignment duly filled in and executed, accompanied by payment of an amount equal to any applicable transfer tax, the Warrant Agent shall promptly cancel the surrendered Warrant Certificate and countersign and deliver to the transferee a new Warrant Certificate for the number of full Warrants transferred to such transferee; provided, however, that in case the registered holder of any Warrant Certificate shall elect to transfer fewer than all of the Warrants evidenced by such Warrant Certificate, the Warrant Agent in addition shall promptly countersign and deliver to such registered holder a new Warrant Certificate or Certificates for the number of full Warrants not so transferred.

          Any Warrant Certificate or Certificates may be exchanged at the option of the holder thereof for another Warrant Certificate or Certificates of different denominations, of like tenor and representing in the aggregate the same kind and number of Warrants, upon surrender of such Warrant Certificate or Certificates, with the Form of Assignment duly filled in and executed, to the Warrant Agent, at any time or from time to time after the close of business on the date hereof and prior to the close of business on the Expiration Date. The Warrant Agent shall promptly cancel the surrendered Warrant Certificate and deliver the new Warrant Certificate pursuant to the provisions of this Section.

SECTION 5. Mutilated, Destroyed, Lost or Stolen Warrant Certificates

          Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of any Warrant Certificate, and in the case of loss, theft or destruction, Open Penalty Surety Bond reasonably satisfactory to them, and reimbursement to them of all reasonable expenses incidental thereto, and, in the case of mutilation, upon surrender and cancellation of the Warrant Certificate, the Warrant Agent shall countersign and deliver a new Warrant Certificate of like tenor for the same kind and number of Warrants.

SECTION 6. Adjustments of Number and Kind of Shares Purchasable and Exercise Price

          The number and kind of securities or other property purchasable upon exercise of a Warrant shall be subject to adjustment from time to time upon the occurrence, after the date hereof, of any of the following events:

                    A. In case the Company shall (1) pay a dividend in, or make a distribution of, shares of capital stock on its outstanding Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of such shares or (3) combine its outstanding shares of Common Stock into a smaller number of such shares, the total number of shares of Common Stock purchasable upon the exercise of each Warrant outstanding immediately prior thereto shall be adjusted so that the holder of any Warrant Certificate thereafter surrendered for exercise shall be entitled to receive at the same aggregate Exercise Price the number of shares of capital stock (of one or more classes) which such holder would have owned or have been entitled to receive immediately following the happening of any of the events described above had such Warrant been exercised in full immediately prior to the record date with respect to such event. Any adjustment made pursuant to this Subsection shall, in the case of a stock dividend or distribution, become effective as of the record date therefor and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of an adjustment made pursuant to this Subsection, the holder of any Warrant Certificate thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive and shall be evidenced by a Board resolution filed with the Warrant Agent) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

                    B. In the event of a capital reorganization or a reclassification of the Common Stock (except as provided in Subsection A. above or Subsection D. below), any Warrantholder, upon exercise of Warrants, shall be entitled to receive, in substitution for the Common Stock to which he would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company (or cash) that he would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if such Warrants had been exercised immediately prior to the record date with respect to such event; and in any such case, appropriate provision (as determined by the Board of Directors of the Company, whose determination shall be conclusive and shall be evidenced by a certified Board resolution filed with the Warrant Agent) shall be made for the application of this Section 6 with respect to the rights and interests thereafter of the Warrantholders (including but not limited to the allocation of the Exercise Price between or among shares of classes of capital stock), to the end that this Section 6 (including the adjustments of the number of shares of Common Stock or other securities purchasable and the Exercise Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of the Warrants for any shares or securities or other property (or cash) thereafter deliverable upon the exercise of the Warrants.

                    C. Whenever the number of shares of Common Stock or other securities purchasable upon exercise of a Warrant is adjusted as provided in this Section 6, the Company will promptly file with the Warrant Agent a certificate signed by of its Chief Executive Officer or its President or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth the number and kind of securities or other property purchasable upon exercise of a Warrant, as so adjusted, stating that such adjustments in the number or kind of shares or other securities or property conform to the requirements of this Section 6, and setting forth a brief statement of the facts accounting for such adjustments. Promptly after receipt of such certificate, the Company, or the Warrant Agent at the Company’s request, will deliver, by first-class, postage prepaid mail, a brief summary thereof (to be supplied by the Company) to the registered holders of the outstanding Warrant Certificates; provided, however, that failure to file or to give any notice required under this Subsection, or any defect therein, shall not affect the legality or validity of any such adjustments under this Section 6; and provided, further, that, where appropriate, such notice may be given in advance and included as part of the notice required to be given pursuant to Section 13 hereof.

                    D. In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the assets or property of the Company as an entirety or substantially as an entirety (each a “Fundamental Transaction”), the corporation formed by such consolidation or merger or the corporation which shall have acquired such assets or property, as the case may be, shall execute and deliver to the Warrant Agent a supplemental warrant agreement providing that the holder of each Warrant then outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, solely the kind and amount of shares of stock and other securities and property (or cash) receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such Fundamental Transaction. Such supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section. The above provision of this Subsection shall similarly apply to successive Fundamental Transactions.

                    E. The Warrant Agent shall not be under any responsibility to determine the correctness of any provision contained in any such supplemental warrant agreement relating to either the kind or amount of shares of stock or securities or property (or cash) purchasable by holders of Warrant Certificates upon the exercise of their Warrants after any such consolidation, merger, sale or transfer or of any adjustment to be made with respect thereto, but subject to the provisions of Section 21 hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, a certificate of a firm of independent certified public accountants (who may be the accountants regularly employed by the Company) with respect thereto.

                    F. Irrespective of any adjustments in the number or kind of shares issuable upon exercise of Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrant Certificates initially issuable pursuant to this Warrant Agreement.

                    G. The Company may retain a firm of independent public accountants of recognized standing, which may be the firm regularly retained by the Company, selected by the Audit Committee of the Board of Directors of the Company, and not disapproved by the Warrant Agent, to make any computation required under this Section, and a certificate signed by such firm shall, in the absence of fraud or gross negligence, be conclusive evidence of the correctness of any computation made under this Section.

                    H. For the purpose of this Section, the term “Common Stock” shall mean: (i) the common stock of the Company, $0.0001 par value; or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to this Section, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section, and all other provisions of this Agreement, with respect to the Common Stock, shall apply on like terms to any such other shares.

                    I. The Company may, from time to time and to the extent permitted by law, reduce the Exercise Price of the Warrants by any amount for a period of not less than 60 days. If the Company so reduces the Exercise Price of such Warrants, it will give not less than 60 days’ notice of such decrease, which notice may be in the form of a press release, and shall take such other steps as may be required under applicable law in connection with any offers or sales of securities at the reduced price.

SECTION 7. Exercise of Warrants

          The registered holder of any Warrant Certificate may exercise the Warrants evidenced thereby, in whole at any time or in part from time to time at or prior to the close of business, on the Expiration Date relating to such Warrant, subject to the provisions of Section 10, at which time the Warrant Certificates shall be and become wholly void and of no value. Warrants may be exercised by their holders as follows:

                    A. Exercise of Warrants shall be accomplished upon surrender of the Warrant Certificate (or Book Entry Warrant Certificate by a Participant) evidencing such Warrants, with the Form of Election to Purchase on the reverse side thereof duly filled in and executed, to the Warrant Agent at its stock transfer office located in New York, NY, together with payment to the Company of the Exercise Price (as of the date of such surrender) of the Warrants then being exercised and an amount equal to any applicable transfer tax and, if requested by the Company, any other taxes or governmental charges which the Company may be required by law to collect in respect of such exercise. Payment of the Exercise Price and other amounts may be made by wire transfer of good funds, or by certified or bank cashier’s check, payable in lawful money of the United States of America to the order of the Company. No adjustment shall be made for any cash dividends, whether paid or declared, on any securities issuable upon exercise of a Warrant. The Warrant Agent shall deposit or invest any and all funds received in connection with the exercise of the Warrants in federally insured, interest bearing accounts with a financial institution or institutions designated by the Warrant Agent. The Warrant Agent shall have no liability with respect to the performance of any such investments other than, in the case of funds deposited in accounts maintained by the Warrant Agent, the liability of the Warrant Agent to its depositors in such accounts generally. The Company shall be entitled to the interest, if any, on funds deposited with the Warrant Agent. At the request of the Company, the Warrant Agent shall remit any funds held by it as a result of the exercise of the Warrants to the Company.

                    B. Upon receipt of a Warrant Certificate, with the Form of Election to Purchase duly filled in and executed, accompanied by payment of the Exercise Price of the Warrants being exercised (and of an amount equal to any applicable taxes or government charges as aforesaid), the Warrant Agent shall promptly request from the Transfer Agent (which shall initially be the Warrant Agent) with respect to the securities to be issued and deliver to or upon the order of the registered holder of such Warrant Certificate, in such name or names as such registered holder may designate, within three (3) trading days of the date of such exercise (the “Warrant Share Delivery Date”), via the DWAC system maintained by the Depository Trust Company, the number of full shares of the securities to be purchased, together with cash made available by the Company pursuant to Section 9 hereof in respect of any fraction of a share of such securities otherwise issuable upon such exercise. If the Warrant is then exercisable to purchase property other than securities, the Warrant Agent shall take appropriate steps to cause such property to be delivered to or upon the order of the registered holder of such Warrant Certificate. In addition, the Warrant Agent will deliver to each Warrantholder the then-current prospectus and the Company agrees to supply Warrant Agent with a sufficient number of prospectuses to effectuate that purpose.

                    C. In case the registered holder of any Warrant Certificate shall exercise fewer than all of the Warrants evidenced by such Warrant Certificate, the Warrant Agent shall promptly countersign and deliver to the registered holder of such Warrant Certificate, or to his duly authorized assigns, a new Warrant Certificate or Certificates evidencing the number of Warrants that were not so exercised.

                    D. Each person in whose name any certificate for securities is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the securities represented thereby as of, and such certificate shall be dated, the date upon which the Warrant Certificate was duly surrendered in proper form and payment of the Exercise Price (and of any applicable taxes or other governmental charges) was made; provided, however, that if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares as of, and the certificate for such shares shall be dated, the next succeeding business day on which the stock transfer books of the Company are open (whether before, on or after the Expiration Date relating to such Warrant) and the Warrant Agent shall be under no duty to deliver the certificate for such shares until such date. The Company covenants and agrees that it shall not cause its stock transfer books to be closed for a period of more than two consecutive business days except upon consolidation, merger, sale of all or substantially all of its assets, dissolution or liquidation or as otherwise provided by law.

                    E. In addition to any other rights available to the Warrantholder, if the Company fails to cause its Transfer Agent to transmit to the Warrantholder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Warrantholder is required by its broker to purchase (in an open market transaction or otherwise) or the Warrantholder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Warrantholder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Warrantholder the amount, if any, by which (x) the Warrantholder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Warrantholder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Warrantholder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Warrantholder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Warrantholder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Warrantholder $1,000. The Warrantholder shall provide the Warrant Agent and the Company written notice indicating the amounts payable to the Warrantholder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.

SECTION 8. Redemption

                    A. Subject to Section 8D hereof, not less than all of the outstanding Warrants may be redeemed, at the option of the Company, at any time after they become exercisable and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in Section 8B hereof, at a redemption price of $.01 per warrant (the “Redemption Price”), provided that (i) the last sales price of the Common Stock has been equal to or greater than $7.00 per share (the “Trigger Price”) for any twenty (20) trading days within a thirty (30) trading day period ending on the third business day prior to the date on which notice of redemption is given and (ii) the Warrants and the shares of Common Stock underlying such Warrants are covered by an effective registration statement and a current prospectus from the beginning of the measurement period through the date fixed for redemption. The provisions of this Section 8A may not be modified, amended or deleted without the prior written consent of the Underwriter.

                    B. In the event the Company shall elect to redeem all of the Warrants, the Company shall fix a date for the redemption (the “Redemption Date”), which shall be prior to the expiration of the Warrants. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the date fixed for redemption to the registered holders of the Warrants to be redeemed at their last addresses as they shall appear on the Warrant Register. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date sent, whether or not the registered holder received such notice. In the event of any adjustment of the Warrant Price or the number of shares of Common Stock issuable on exercise of each Warrant as provided in Section 6, a proportional adjustment shall be made to the Trigger Price.

                    C. The Warrants may be exercised in accordance with Section 7 of this Warrant Agreement at any time after notice of redemption shall have been given by the Company pursuant to Section 8B hereof and prior to the time and date fixed for redemption. On and after the Redemption Date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

                    D. Except for a redemption in accordance with this Section 8, no holder of any Warrant shall be entitled to any cash payment whatsoever from the Company in connection with the ownership, exercise or surrender of any Warrant under this Agreement, regardless of whether a registration statement is current under the Act with respect to the Common Stock issuable upon exercise of the Warrants.

SECTION 9. Fractional Interests

          The Company shall not issue any Warrant Certificate evidencing a fraction of a Warrant, nor shall the Company issue any fractional share of securities upon exercise of a Warrant. By accepting a Warrant Certificate, the holder thereof expressly waives any right to receive a Warrant Certificate evidencing any fraction of a Warrant or to receive any fractional share of securities upon exercise of a Warrant.

SECTION 10. Reservation of Equity Securities

          The Company covenants that it will at all times reserve and keep available, free from any pre-emptive rights, out of its authorized and unissued equity securities, solely for the purpose of issue upon exercise of the Warrants, such number of shares of equity securities of the Company as shall then be issuable upon the exercise of all outstanding Warrants (“Equity Securities”). The Company covenants that all Equity Securities which shall be so issuable shall, upon such issue, be duly authorized, validly issued, fully paid and non-assessable.

The Company covenants that if any equity securities, required to be reserved for the purpose of issue upon exercise of the Warrants hereunder, require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon exercise of Warrants, the Company will use all commercially reasonable efforts to cause such securities to be duly registered, or approved, as the case may be, and, to the extent practicable, take all such action in anticipation of and prior to the exercise of the Warrants, including, without limitation, filing any and all post-effective amendments to the Company’s Registration Statement on Form S-1 necessary to permit the issuance of the securities underlying the Warrants to the Warrantholder at any and all times and to obtain any necessary Blue Sky registrations or qualifications.

If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Warrantholder and all of the Warrant Shares are not then registered for resale by the Warrantholder into the market at market prices from time to time on an effective registration statement for use on a continuous basis (or the prospectus contained therein is not available for use), then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Warrantholder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	the VWAP on the trading day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B)	=	the Exercise Price of this Warrant, as adjusted hereunder; and

(X)	=

the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

          “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a national securities exchange, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on such exchange as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time), (b) the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC

Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

SECTION 11. Reduction of Exercise Price Below Par Value

          Before taking any action that would cause an adjustment pursuant to Section 6 hereof reducing the portion of the Exercise Price required to purchase one share of capital stock below the then par value (if any) of a share of such capital stock, the Company will use its best efforts to take any corporate action which, in the opinion of its counsel, may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such capital stock.

SECTION 12. Payment of Taxes

          The Company covenants and agrees that it will pay when due and payable any and all federal and state documentary, stamp and other original issue taxes which may be payable in respect of the original issuance of the Warrant Certificates, or any shares of Common Stock or other securities upon the exercise of Warrants. The Company shall not, however, be required (i) to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of Warrant Certificates or the issuance or delivery of certificates for Common Stock or other securities in a name other than that of the registered holder of the Warrant Certificate surrendered for purchase or (ii) to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of any Warrant Certificate until any such tax shall have been paid, all such tax being payable by the holder of such Warrant Certificate at the time of surrender.

SECTION 13. Notice of Certain Corporate Actions

          In case the Company after the date hereof shall propose (i) to offer to the holders of Common Stock, generally, rights to subscribe to or purchase any additional shares of any class of its capital stock, any evidences of its indebtedness or assets, or any other rights or options or (ii) to effect any reclassification of Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization, or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale, transfer or other disposition of its property and assets substantially as an entirety, or the liquidation, voluntary or involuntary dissolution or winding-up of the Company, then, in each such case, the Company shall file with the Warrant Agent and the Company, or the Warrant Agent on the Company’s behalf and at the Company’s request, shall mail (by first-class, postage prepaid mail) to all registered holders of the Warrant Certificates notice of such proposed action, which notice shall specify the date on which the books of the Company shall close or a record be taken for such offer of rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up shall take place or commence, as the case may be, and which shall also specify any record date for determination of holders of Common Stock entitled to vote thereon or participate therein and shall set forth such facts with respect thereto as shall be reasonably necessary to indicate any adjustments in the Exercise Price and the number or kind of shares or other securities purchasable upon exercise of Warrants which will be required as a result of such action. Such notice shall be filed and mailed in the case of any action covered by clause (i) above, at least ten days prior to the record date for determining holders of the Common Stock for purposes of such action or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record are to be entitled to such offering; and, in the case of any action covered by clause (ii) above, at least 20 days prior to the earlier of the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up is expected to become effective and the date on which it is expected that holders of shares of Common Stock of record on such date shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up.

          Failure to give any such notice or any defect therein shall not affect the legality or validity of any transaction listed in this Section 13.

SECTION 14. Disposition of Proceeds on Exercise of Warrant Certificates, etc.

          The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of securities or other property through the exercise of such Warrants.

          The Warrant Agent shall keep copies of this Agreement available for inspection by Warrantholders during normal business hours at its stock transfer office. Copies of this Agreement may be obtained upon written request addressed to the Warrant Agent at its stock transfer office located in New York, New York.

SECTION 15. Warrantholder Not Deemed a Stockholder

          No Warrantholder, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Warrants represented thereby for any purpose whatever, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon any Warrantholder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 13 hereof), or to receive dividend or subscription rights, or otherwise, until such Warrant Certificate shall have been exercised in accordance with the provisions hereof and the receipt of the Exercise Price and any other amounts payable upon such exercise by the Warrant Agent.

SECTION 16. Right of Action

          All rights of action in respect to this Agreement are vested in the respective registered holders of the Warrant Certificates; and any registered holder of any Warrant Certificate, without the consent of the Warrant Agent or of any other holder of a Warrant Certificate, may, in his own behalf for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise the Warrants evidenced by such Warrant Certificate, for the purchase of shares of the Common Stock in the manner provided in the Warrant Certificate and in this Agreement.

SECTION 17. Agreement of Holders of Warrant Certificates

          Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent and with every other holder of a Warrant Certificate that:

                    A. the Warrant Certificates are transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in this Agreement; and

                    B. the Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner of the Warrant (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

SECTION 18. Cancellation of Warrant Certificates

          The Warrant Agent shall cancel any Warrant Certificate delivered to it for exercise, in whole or in part, or delivered to it for transfer, split-up, combination or exchange. Warrant Certificates so canceled shall be retained by the Warrant Agent or disposed of in accordance with its customary business practices relating to such matters; provided that the Warrant Agent shall give the Company notice prior to its disposition or destruction of the Warrant Certificates.

SECTION 19. Concerning the Warrant Agent

          The Company agrees to pay to the Warrant Agent from time to time, upon receipt of a written demand of the Warrant Agent, reasonable compensation for all services rendered by it hereunder and also its reasonable expenses, including counsel fees, and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Warrant Agent agrees to use its best efforts to submit in advance a written estimate of any costs in excess of $5,000 that it expects to incur in the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Warrant Agent, arising out of or in connection with the acceptance and administration of this Agreement.

SECTION 20. Merger or Consolidation or Change of Name of Warrant Agent

          Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 22 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

          In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

SECTION 21. Duties of Warrant Agent

          The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrant Certificates, by their acceptance thereof, shall be bound:

                    A. The Warrant Agent may consult with counsel satisfactory to it (who may be counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such opinion; provided, however, that the Warrant Agent shall have exercised reasonable care in the selection of such counsel. Fees and expenses of such counsel, to the extent reasonable, shall be paid by the Company, and subject to the provisions of Section 19 hereof.

                    B. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a Chairperson or co-Chairperson of the Board or the President or a Vice President or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                    C. The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

                    D. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature on the Warrant Certificates and such statements or recitals as describe the Warrant Agent or action taken or to be taken by it) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                    E. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the making of any change in the number of shares of Common Stock for which a Warrant is exercisable required under the provisions of Section 6 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock will, when issued, be validly issued, fully paid and non-assessable.

                    F. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrant Certificates, as their respective rights or interests may appear.

                    G. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                    H. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from a Chairman or co-Chairman of the

Board or President or a Vice President or the Secretary or the Controller of the Company, and to apply to such officers for advice or instructions in connection with the Warrant Agent’s duties, and it shall not be liable for any action taken or suffered or omitted by it in good faith in accordance with instructions of any such officer.

                    I. The Warrant Agent will not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

                    J. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees or for any loss to the Company resulting from such neglect or misconduct; provided, however, that reasonable care shall have been exercised in the selection and continued employment of such attorneys, agents and employees.

                    K. The Warrant Agent will not incur any liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken, or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties.

                    L. The Warrant Agent will act hereunder solely as agent of the Company in a ministerial capacity, and its duties will be determined solely by the provisions hereof. The Warrant Agent will not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence, bad faith or willful conduct.

SECTION 22. Change of Warrant Agent

          The Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 days’ prior notice in writing mailed, by registered or certified mail, to the Company. The Company may remove the Warrant Agent or any successor warrant agent upon 30 days’ prior notice in writing, mailed to the Warrant Agent or successor warrant agent, as the case may be, by registered or certified mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent and shall, within 15 days following such appointment, give notice thereof in writing to each registered holder of the Warrant Certificates. If the Company shall fail to make such appointment within a period of 15 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then the Company agrees to perform the duties of the Warrant Agent hereunder until a successor Warrant Agent is appointed. After appointment and execution of a copy of this Agreement in effect at that time, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent, within a reasonable time, any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

SECTION 23. Issuance of New Warrant Certificates

          Notwithstanding any of the provisions of this Agreement or the several Warrant Certificates to the contrary, the Company may, at its option, issue new Warrant Certificates in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price or the number or kind of shares purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement, or to make all Warrant Certificates Book Entry Certificates.

SECTION 24. Notices

          Notice or demand pursuant to this Agreement to be given or made on the Company by the Warrant Agent or by the registered holder of any Warrant Certificate shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

Wave2Wave Communications, Inc. 433 Hackensack Avenue Hackensack, NJ 07601 Attention: Aaron Dobrinsky, CEO

          Subject to the provisions of Section 22, any notice pursuant to this Agreement to be given or made by the Company or by the holder of any Warrant Certificate to or on the Warrant Agent shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

Continental Stock Transfer & Trust Company 17 Battery Place New York, New York 10004

          Any notice or demand authorized to be given or made to the registered holder of any Warrant Certificate under this Agreement shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, to the last address of such holder as it shall appear on the registers maintained by the Warrant Agent.

SECTION 25. Modification of Agreement

          The Warrant Agent may, without the consent or concurrence of the Warrantholders, by supplemental agreement or otherwise, concur with the Company in making any changes or corrections in this Agreement that the Warrant Agent shall have been advised by counsel (who may be counsel for the Company) are necessary or desirable to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, or to make any other provisions in regard to matters or questions arising hereunder and which shall not be inconsistent with the provisions of the Warrant Certificates and which shall not adversely affect the interests of the Warrantholders. As of the date hereof, this Agreement contains the entire and only agreement, understanding, representation, condition, warranty or covenant between the parties hereto with respect to the matters herein, supersedes any and all other agreements between the parties hereto relating to such matters, and may be modified or amended only by a written agreement signed by both parties hereto pursuant to the authority granted by the first sentence of this Section.

SECTION 26. Successors

          All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 27. New York Contract

          This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

SECTION 28. Termination

          This Agreement shall terminate as of the close of business on the Expiration Date, or such earlier date upon which all Warrants shall have been exercised or redeemed, except that the Warrant Agent shall account to the Company as to all Warrants outstanding and all cash held by it as of the close of business on the Expiration Date.

SECTION 29. Benefits of this Agreement

          Nothing in this Agreement or in the Warrant Certificates shall be construed to give to any person or corporation other than the Company, the Warrant Agent, and their respective successors and assigns hereunder and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, their respective successors and assigns hereunder and the registered holders of the Warrant Certificates.

SECTION 30. Descriptive Headings

          The descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 31. Counterparts

          This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

(Remainder of page intentionally left blank; signature page follows)

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

WAVE2WAVE COMMUNICATIONS, INC.

By:

Name:
Title:

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY

By:

Name:
Title:

EXHIBIT A

VOID AFTER 5:00 P.M. EASTERN TIME ON _______, 2015

WARRANTS TO PURCHASE COMMON STOCK

No. W-	Warrants

WAVE2WAVE COMMUNICATIONS, INC.

THIS CERTIFIES THAT

or registered assigns, is the registered holder of the number of Warrants (“WARRANTS”) set forth above. Each Warrant, unless and until redeemed by the Company as provided in the Warrant Agreement, hereinafter more fully described (the “WARRANT AGREEMENT”), entitles the holder thereof to purchase from Wave2Wave Communications, Inc., a corporation incorporated under the laws of the State of Delaware (the “COMPANY”), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement before the close of business on ________, 2015 (“EXPIRATION DATE”), one fully paid and non-assessable share of Common Stock, $0.0001 par value per share, of the Company (“COMMON STOCK”) upon presentation and surrender of this Warrant Certificate, with the instructions for the registration and delivery of Common Stock filled in, at the stock transfer office of Continental Stock Transfer & Trust Company located in New York, New York, Warrant Agent of the Company (“WARRANT AGENT”) or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Exercise Price (as defined in the Warrant Agreement) and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company. Each Warrant initially entitles the holder to purchase one share of Common Stock for $4.40. The number and kind of securities or other property for which the Warrants are exercisable are subject to adjustment in certain events, such as mergers, splits, stock dividends, reverse splits and the like, to prevent dilution.

          This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated as of ________, 2010, between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at Wave2Wave Communications, Inc., 433 Hackensack Avenue, Hackensack, New Jersey 07601, Attention: Chief Financial Officer.

          The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants, Common Stock or other securities, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

          In certain cases, the sale of securities by the Company upon exercise of Warrants may violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company will not be required to honor the exercise of Warrants if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon such exercise would be unlawful. In any such case, the holder shall have the right of cashless, or net exercise, as set forth in Section 10 of the Warrant Agreement.

          This Warrant Certificate, with or without other Certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or Certificates evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Certificates so surrendered. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

          No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatsoever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any merger, recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

          If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company’s Common Stock or other class of stock purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

          Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent, and with every other holder of a Warrant Certificate that:

          (a) this Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement, and

          (b) the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax being payable by the holder of this Warrant Certificate at the time of surrender.

          This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

          The Company reserves the right to call the Warrant at any time after [____], 2011 [SIX MONTHS FROM THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT] and prior to its exercise, with a notice of call in writing to the holders of record of the Warrant, giving 30 days’ notice of such call at any time after the Warrant becomes exercisable if, and only if, the last sale price of the Shares has been at least $7.00 per share on each of 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of such call is given. The call price of the Warrants is to be $.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call share be canceled on the books of the Company and have no further value except for the $.01 call price.

          WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.

Dated:

WAVE2WAVE COMMUNICATIONS, INC.

CORPORATE

[ ]	SEAL	[ ]

DELAWARE

SECRETARY		PRESIDENT

Countersigned:

Continental Stock Transfer & Trust Company
WARRANT AGENT

By:
Authorized Officer

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with rights of survivorship and not as tenants in common
COM PROP	—	as community property

UNIF GIFT MIN ACT	—		Custodian
		(Cust)		(minor)

under Uniform Gifts to Minors Act

(State)

UNIF TRF MIN ACT	—		Custodian
		(Cust)		(minor)

under Uniform Transfers to Minors Act

(State)

FORM OF EXERCISE
(To be executed upon exercise of Warrant)

To: Wave2Wave Communications, Inc.

          The undersigned, pursuant to the provisions set forth in the within Warrant Certificate, hereby irrevocably elects to exercise the right of purchase represented thereby, and hereby agrees to subscribe for and to purchase shares of the Common Stock of Wave2Wave Communications, Inc. (“Common Shares”), as provided for therein, and tenders herewith payment of the purchase price in full by wire transfer, check, draft, money order or certified or bank cashier’s check in the amount of $          (or, if available pursuant to Section 10 of the Warrant Agreement, by “cashless exercise” and the number of Common Shares to be issued shall be:_____________ ).

          Please issue a certificate or certificates for such Common Shares in the name of the undersigned. If the number of Common Shares purchased hereby shall not be all the Common Shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the balance remaining of the Common Shares purchasable thereunder.

Name:
(Please Print Name and Address)

Address:

DWAC delivery instructions:

Signature(s):

Note: This above signature(s) must correspond with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

Date:

FORM OF ASSIGNMENT
(TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED, the undersigned Registered Holder (                                             )

(Please insert social security or other identification number of Registered Holder)

hereby sells, assigns and transfers unto

(Please Print Name and Address including Zip Code)

Warrants evidenced by the within Warrant Certificate, and irrevocably constitutes and appoints                                                                                  attorney to transfer this Warrant Certificate on the books of Wave2Wave Communications, Inc. with the full power of substitution in the premises.

Dated:

Signature(s):

(Signature(s) must conform in all respects to the name of Registered Holder as specified on the face of this Warrant Certificate in every particular, without alteration or any change whatsoever, and the signature(s) must be guaranteed in the usual manner.)

Signature(s) Guaranteed:

The signature(s) should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature medallion program), pursuant to S.E.C. Rule 17Ad-15.

Exhibit B